Radio One, Inc.
September __, 1997
Page 1


                         [LETTERHEAD OF KIRKLAND ELLIS]









                                                                     EXHIBIT 8.1
To Call Writer Direct:
 202 879-5000

                                     [DATE]


Radio One, Inc.
Radio One Licenses, Inc.
5900 Princess Garden Parkway
Lanham, Maryland  20706

   Re: Offer by Radio One, Inc./Radio One Licenses, Inc. to Exchange their Series B 12% Senior Subordinated Notes Due 2004 for any and all of their 12% Senior Subordinated Notes Due 2004

     We have acted as special counsel to Radio One, Inc. and Radio One Licenses, Inc. "Companies") in connection with their offer (the "Exchange Offer") to Exchange their Series B 12% Senior Subordinated Notes Due 2004 (the "Exchange Notes") for any and all of their 12% Senior Subordinated Notes Due 2004 (the "Notes").

     You have requested our opinion as to certain United States federal income tax consequences of the Exchange Offer and to the holders who will receive Exchange Notes. In preparing our opinion, we have reviewed and relied upon Amendment No. 1 to the Company's Registration Statement on Form S-4 (File No. 333-30795), filed with the Securities and Exchange Commission on September __, 1997 (the "Registration Statement"), and such other documents as we deemed necessary.

     On the basis of the foregoing, it is our opinion that the disclosure contained under the heading "Certain Federal Income Tax Consequences" in the Registration Statement is correct in all material respects.

     The opinion set forth above is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures, and announcements; existing judicial decisions; and other applicable authorities. No tax rulings have been sought from the IRS with respect to any of the matters discussed herein. Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinions stated in this letter will not be successfully challenged by the IRS or by a court. We express no opinion concerning any United States federal income tax consequences of the Exchange Offer except as expressly set forth above.

Radio One, Inc.
September __, 1997
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Certain Federal Income Tax Consequences " in the Registration Statement.

                                                     Very truly yours,

                                                     /s/

                                                     Kirkland & Ellis